Exhibit 10.1

FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT OF

KEYSTONE MIDSTREAM SERVICES, LLC

This FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT OF KEYSTONE MIDSTREAM SERVICES, LLC (this “First Amendment”), dated as of September 30, 2010 (the “Effective Date”), is by and among, KEYSTONE MIDSTREAM SERVICES, LLC, a Delaware limited liability company having offices at 11400 Westmoor Circle, Suite 325, Westminster, Colorado 80021 (the “Company”), R.E. GAS DEVELOPMENT, LLC, a Delaware limited liability company having offices at 476 Rolling Ridge Drive, Suite 300, State College, Pennsylvania 16801 (“R.E. Gas”), STONEHENGE ENERGY RESOURCES, L.P., a Delaware limited partnership have offices at 11400 Westmoor Circle, Suite 325, Westminster, Colorado 80021 (“Stonehenge”) and SUMMIT DISCOVERY RESOURCES II, LLC, a Delaware limited liability company having offices at 840 Gessner, Suite 900, Houston, Texas 77024 (“Summit”).

RECITALS:

WHEREAS, the Company, R.E. Gas and Stonehenge are parties to that certain Limited Liability Company Agreement of Keystone Midstream Services, LLC effective as of December 21, 2009 (the “LLC Agreement”);

WHEREAS, pursuant to the terms and conditions of a Participation and Exploration Agreement by and among R.E. Gas, Summit, Sumitomo Corporation, Rex Energy I, LLC and Rex Energy Operating Corp., effective as of August 31, 2010 (the “PEA”), R.E. Gas has agreed to assign to Summit thirty percent (30%) of R.E. Gas’ Membership Interest in the Company (the “The Summit Membership Interest”) and to thereafter take such actions as to cause Summit to be admitted as a Member, subject to obtaining any required approvals of such transactions under the terms of the LLC Agreement;

WHEREAS, Stonehenge is willing to approve and consent to the transfer of the Summit Membership Interest and to admit Summit as a Member in the Company under the terms and conditions of this First Amendment; and

WHEREAS, the Members of the Company also desire to make certain other amendments and modifications to the terms and conditions of the LLC Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.1 Defined Terms. Capitalized terms used in this First Amendment but not defined herein will have the meaning given to such terms in the LLC Agreement.

1.2 Consent to Assign; Admission as Member.

(a) Stonehenge hereby (i) Approves the assignment and conveyance by R.E. Gas of the Summit Membership Interest to Summit for all purposes under the terms and conditions of the LLC Agreement, including, without limitation, Section 11.3 of the LLC Agreement and (ii) waives and declines any right to purchase the Summit Membership Interest under Section 11.4 of the LLC Agreement.

(b) Subject to the execution and delivery of an assignment of the Summit Membership Interest to Summit, (i) Stonehenge and R.E. Gas Approve the admission of Summit as a Member of the Company and (ii) Summit agrees to become a Member of the Company and accepts, assumes and agrees to be subject to and bound by all of the terms, obligations and conditions of the LLC Agreement, as amended hereby and as the same may hereafter be amended, and to perform all such other acts which the Manager may deem necessary or desirable as described in Section 11.2(a) of the LLC Agreement.

1.3 Amendment to Section 5.3(a). Section 5.3(a) of the LLC Agreement is modified and restated herein to read in its entirety as follows:

“(a) Acquire property from any Person, in one acquisition or a series of acquisitions, as the Manager may determine; provided that if such Person is the Manager or an Equity Owner or an Affiliate of either, such acquisition may not be effected without Approval of at least 75% of the total voting interests of the Members;”

1.4 Amendment to Section 5.4. The first paragraph of Section 5.4 of the LLC Agreement is modified and restated herein to read in its entirety as follows:

“5.4 Limitations on Authority. Notwithstanding any other provision of this Agreement, the Manager shall not cause or commit the Company to take any action below (except as provided in the last sentence of Section 5.12(a)) without the Approval of at least 75% of the total voting interests of the Members:”

1.5 Amendment to Section 5.9. Section 5.9 of the LLC Agreement is modified and restated herein to read in its entirety as follows:

“5.9 Removal. At a meeting called expressly for that purpose, the Manager may be removed at any time by Approval of at least 75% of the total voting interests of the Members (including the voting interests of the Manager) for any reason or for no reason. The Manager shall automatically be removed upon the Manager’s dissolution or Bankruptcy or if the Manager ceases to be a Member. The removal of the Manager shall not affect the Manager’s rights as a Member and shall not constitute a withdrawal of a Member.”

1.6 Amendment to Section 5.10. Section 5.10 of the LLC Agreement is modified and restated herein to read in its entirety as follows:

“5.10 Vacancies. If the Manager resigns or is removed, a new Manager shall be appointed by the Approval of at least 75% of the total voting interests of the Members, provided, however, no Member may vote its Approval in favor of such Manager that resigns or is removed.”

First Amendment – Keystone Midstream

1.7 Amendment to Section 5.12. Section 5.12 of the LLC Agreement is modified and restated herein to read in its entirety as follows:

“5.12 Annual Plan.

(a) No later than October 1 of each year, the Manager shall prepare a business plan for the next Fiscal Year (the “Annual Plan”) for the Approval of the Members (by the affirmative vote of at least 75% of the total voting interests of the Members), setting forth as separate budget components: (I) the Annual O&M Budget, and (II) the Annual Capital Budget. At a minimum, each component of the Annual Plan shall set out the estimated receipts (including any additional capital contributions), expenditures (capital, operating and other) and Reserves of the Company in sufficient detail to provide an estimate of cash flow, capital proceeds, and other financial requirements of the Company for the next Fiscal Year. Any such Annual Plan shall also include such other information or other matters necessary in order to inform the Members of the Company’s business and to enable the Members to make an informed decision with respect to their Approval of such Annual Plan. The Members shall review the proposed Annual Plan and shall offer any revisions thereto within thirty (30) days. Each separate budget component of the Annual Plan may be approved independently of any other budget component and each separate capital project in the Annual Capital Budget may be approved independently of any other capital project. The Members shall endeavor to Approve the Annual Plan within seventy-five (75) days. If the Members are not able to Approve the Annual O&M Budget for any Fiscal Year within such seventy-five (75) day period, each line item in the Annual O&M Budget for the next Fiscal Year shall be increased by the percentage increase in the CPI Index from the first day for which the previous Annual O&M Budget was in effect to the most recently available CPI Index, and the resulting plan shall be the Annual O&M Budget for the Fiscal Year. If the CPI Index is discontinued or revised during the term of this Agreement, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the CPI Index had not been discontinued or revised. If the CPI Index is not replaced with any other government index or computation, then the Members shall, in good faith, agree on a suitable substitute. If the Members are not able to Approve any capital project within the Annual Capital Budget within such seventy-five (75) day period, the Annual Capital Budget for the next Fiscal Year shall reflect only those capital expenditures required to complete previously approved capital projects, and the Manager will not be permitted to make any capital expenditure with respect to such project that has not been previously approved without written Approval of at least 75% of the total voting interests of the Members unless such capital expenditure is necessary (i) to ensure the efficient, uninterrupted operation of the Company’s assets (provided that no such capital expenditure may exceed $100,000 and the Manager will be required to immediately report such capital expenditures to the Members and include a written justification for such capital expenditure within 3 days of such capital expenditure) or (ii) to remedy an Emergency as determined by the Manager in its reasonable discretion.

First Amendment – Keystone Midstream

(b) After the Annual Plan for a particular period has been Approved by the affirmative vote of at least 75% of the total voting interests of the Members, and subject to Section 5.4, the Manager shall implement the Annual Plan and shall be authorized to make only the expenditures and incur only the obligations provided for therein; provided that the Manager shall be authorized to make expenditures not contemplated in the Annual Plan if such expenditures are deemed necessary or appropriate by the Manager and are within the scope of a Reserve provided in the Annual Plan or within the overages allowed in Section 5.4(h) and that the Manager shall be authorized to incur or refinance any indebtedness for money borrowed or any liability if such action is deemed necessary or appropriate by the Manager and is within the overages allowed in Section 5.4(c). Notwithstanding the foregoing, the Manager may make any expenditure or incur any obligation, whether or not such expenditure or obligation is provided for in an Annual Plan, that is the legal obligation of the Company and not within the reasonable control of the Manager (e.g., real or personal property taxes) or that the Manager determines is necessary to address any Emergency.

(c) Notwithstanding anything to the contrary in Section 5.12, the Company’s initial Annual Plan has been approved by the Members as of the Effective Date for the period from the Effective Date through December 31, 2010 and the requirements of Section 5.12(a) shall begin to operate for the Fiscal Year beginning January 1, 2011 (i.e., the Annual Plan for 2011 shall be prepared for the Approval of the Members pursuant to Section 5.12(a) no later than October 1, 2010). Any Annual Plan and any component or project within the Annual Plan may be amended, revised, restated or replaced at any time by the Approval of at least 75% of the total voting interests of the Members.”

1.8 Amendment to Section 10.2. Section 10.2 of the LLC Agreement is modified and restated herein to read in its entirety as follows:

“10.2 Equity Interest Owner Restrictions. No Equity Interest Owner or its Affiliates may offer compression, gathering, processing or marketing services within the area set forth on Exhibit 10.2 attached hereto during the term of the Company or within the first year of the Company’s dissolution, except in the event the Company is dissolved pursuant to a sale of all, or substantially all, of the Company’s assets. Notwithstanding the previous sentence, if any Equity Interest Owner proposes a capital expenditure for a project or acquisition by the Company on commercially reasonable, arms’ length terms, requiring Approval of at least 3/4 of the total voting interests of the Members pursuant to Section 5.4(d) and such project or acquisition is not Approved by at least 75% of the total voting interests of the Members within 30 days after the proposal for the capital expenditure or acquisition, then such Equity Interest Owner may proceed with such project or acquisition and offer compression, gathering, processing or marketing services in connection with such project or acquisition independent of the Company, and no other Equity Owners will have any rights with respect to such project or acquisition.”

First Amendment – Keystone Midstream

1.9 Amendment to Section 11.3. Section 11.3 of the LLC Agreement is modified and restated herein to read in its entirety as follows:

“11.3 Transferee Not Member in Absence of Consent.

(a) In addition to the requirements of Section 11.2, unless at least 70% of the total voting interests of all of the non-Transferring Members Approve the proposed Transfer of the Transferring Equity Owner’s Ownership Interest to a transferee which is not a Member immediately prior to the Transfer (which Approval shall not be unreasonably withheld), then the proposed Transfer shall be null and void. Notwithstanding the preceding sentence of this Section 11.3(a), the Approval of the non-Transferring Members shall not be required for a Member to make a Transfer (and the successor-in-interest shall be automatically admitted as a Member) if (x) such successor-in-interest is an Affiliate of the Transferring Member or (y) such Member is required to make such Transfer by applicable law or a court of competent jurisdiction. If, notwithstanding the first sentence of this Section 11.3(a), a court of competent jurisdiction permits such Transfer or if a Transfer is made pursuant to the preceding sentence, the transferee shall have no right to participate in the management of the business and affairs of the Company or to become a Member and shall be merely an Economic Interest Owner, unless admitted as a Member by the Approval of at least 70% of the total voting interests of all of the non-Transferring Members. No Transfer of a Member’s Membership Interest (other than a Transfer of all or a portion of an Equity Owner’s Ownership Interest to the Company, but including any other Transfer of the Economic Interest or any other Transfer which has not been approved as provided herein) shall be effective (x) unless the written notice has been provided to the Company and the non-transferring Members in accordance with Section 11.2(b) and (y) until the last day of the calendar month in which all requirements of Section 11.2 have been satisfied.

(b) Upon and contemporaneously with any Transfer of an Equity Owner’s Ownership Interest, the Transferring Equity Owner shall cease to have any residual rights associated with the Ownership Interest Transferred to the transferee. If a Member Transfers all of its Membership Interest, upon the effective date of the Transfer, such Member shall cease to be a Member.

(c) If a Transfer is Approved in writing by at least 70% of the total voting interests of all of the non-Transferring Members, the Company shall admit the transferee as a Member, so long as the transferee executes and delivers to the Manager a copy of this Agreement or a counterpart hereof in form and substance satisfactory to the Manager whereby such Person agrees expressly to be bound by the provisions of this Agreement.

(d) Notwithstanding anything to the contrary in this Section 11.3, but subject to the requirements of Section 11.2 of this Agreement, an Equity Owner may sell a Proposed Portion of an Ownership Interest to a transferee which is not a Member immediately prior to such sale as provided for in Section 11.4 of this

First Amendment – Keystone Midstream

Agreement if such sale is Approved by Members having at least 70% of the total voting interests of the non-Transferring Members (which Approval shall not be unreasonably withheld); and following such Approval and satisfaction of the requirements of Section 11.2 involving the sale under Section 11.4 of a Proposed Portion of a Membership Interest to the transferee, the transferee shall thereafter be admitted as Member.”

1.10 Amendment to Section 13.1(a)(i). Section 13.1(a)(i) of the LLC Agreement is modified and restated herein to read in its entirety as follows:

“(i) by the Approval of at least 75% of the total voting interests of the Members;”

1.11 Amendment to Section 16.4. Section 16.4 of the LLC Agreement is modified and restated herein to read in its entirety as follows:

“16.4 Amendments. Except as specifically provided in Sections 4.1 and 4.2, this Agreement may not be amended except by the Approval of at least 75% of the total voting interests of the Members.”

1.12 Effect of First Amendment. Except as herein specifically modified, the LLC Agreement remains unmodified and in full force and effect, except that reference therein to “this Agreement” or “this Limited Liability Company Agreement” or words of similar import shall mean the LLC Agreement as modified, revised and supplemented hereby.

1.13 Application of Delaware Law. This First Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state other than such laws, rules, regulations and case law that would result in the application of the laws of a jurisdiction other than the State of Delaware.

1.14 Counterparts; Facsimile Signature. This First Amendment may be executed (i) in any number of counterparts and by the different parties hereto on separate counterparts each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument and (ii) by a party using a facsimile signature, in which case, the other party is entitled to rely on such facsimile signature as conclusive evidence that this Agreement has been duly executed by such party.

(Remainder of Page Intentionally Left Blank. Signatures Follow)

First Amendment – Keystone Midstream

IN WITNESS WHEREOF, this First Amendment to Limited Liability Company Agreement of Keystone Midstream Services, LLC is executed as of the date first above written.

COMPANY:

KEYSTONE MIDSTREAM SERVICES, LLC

By:	/s/ Charles Wilkinson
Name:	Charles Wilkinson
Title:	President of Stonehenge Energy Resources, L.P., Stonehenge is Manager of Keystone Midstream Services, LLC

MEMBERS:

R.E. GAS DEVELOPMENT, LLC

By:	/s/ Benjamin W. Hulburt
Name:	Benjamin W. Hulburt
Title:	President and Chief Executive Officer

STONEHENGE ENERGY RESOURCES, L.P.

By:	/s/ Charles Wilkinson
Name:	Charles Wilkinson
Title:	President

SUMMIT:

SUMMIT DISCOVERY RESOURCES II, LLC
By:	Summit Oil & Gas USA Corporation, its Manager

By:	/s/ Takuya Kamisago
Name:	Takuya Kamisago
Title:	Secretary